EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated July 25, 2024 with respect to the consolidated balance sheets of Viratech Corp. as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years thus ended and the related notes to the consolidated financial statements.

/s/ Beckles & Co, Inc.

West Palm Beach, FL PCAOB Firm #7116 July 25, 2024